UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2011

GREEN EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-52396	20-2889663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1015 W. Newport Center Drive, Suite 105, Deerfield Beach, Florida 33442
(Address of principal executive offices)(Zip Code)

(954) 573-1709
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2011 Green Equity Holdings, Inc. entered into a Settlement Agreement with Mutual Releases with Hank Klein, an individual. In exchange for issuance by Green Equity Holdings, Inc. of 1,000,000 shares of common stock to Hank Klein, Hank Klein released Green Equity Holdings, Inc. from a licensing agreement dated March 05, 2007 which had obligated Green Equity Holdings, Inc. to pay a total accumulated licensing fee of $389,861.00. The issuance of the 1,000,000 common shares occurred on August 2, 2011 thereby consummating the terms of the June 17, 2011 Settlement Agreement.

On July 6, 2011 Green Equity Holdings, Inc. entered into a Settlement Agreement with Mutual Releases with The Stillwater-Asset-Backed Fund, LP, a limited partnership. Beginning on October 19, 2007, The Stillwater-Asset-Backed Fund, LP lent a total of $1,530,193.79 to Biz Com, USA. Biz Com, USA and Green Equity Holdings, Inc., which was formerly known as CX2 Technologies, Inc. were then the subject of a lawsuit by The Stillwater-Asset-Backed Fund, LP, which went to a default judgment in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida in case number 502008CA030319XXXXMB for the full amount owed. In order to be relieved of the liability for the $1,530,193.79, Green Equity Holdings, Inc. and The Stillwater-Asset-Backed Fund, LP agreed that in exchange for issuance of 6,500,000 common shares to The Stillwater-Asset-Backed Fund, LP and a note for $4,000.00 issued to an individual by the name of Martin Weinstein, that The Stillwater-Asset-Backed Fund, LP would forever release Green Equity Holdings, Inc. from any and all liability associated with the $1,530,193.79. The issuance of the common shares occurred on August 2, 2011 thereby consummating the terms of the July 6, 2011 Settlement Agreement.

(c) Exhibits

Exhibit No.	Description
99.1	Settlement Agreement with Mutual Releases between Green Equity Holdings, Inc. and Hank Klein dated June 17, 2011 but not consummated until August 2, 2011.

99.2	Settlement Agreement with Mutual Releases between Green Equity Holdings, Inc. and The Stillwater-Asset-Backed Fund, LP dated July 6, 2011 but not consummated until August 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EQUITY HOLDINGS, INC.

Dated: August 2, 2011	By:	/s/Raimundo Dias
Raimundo Dias
Title: President